                                                                   Exhibit 99.01

EXODUS FOURTH QUARTER 2000 AND ANNUAL RESULTS

On January 24, 2001, Exodus Communications(TM), Inc. reported fourth quarter 2000 revenues of $280.4 million, a 22 percent increase over the third quarter 2000, and a 177 percent increase over the fourth quarter 1999.

EBITDA profit (earnings before net interest expense, income taxes, depreciation, amortization, and other noncash charges) increased 31 percent to $26.5 million for the fourth quarter 2000, compared to a $20.2 million EBITDA profit for the third quarter 2000, and a $16.7 million EBITDA loss for the fourth quarter 1999.

Net loss excluding the impact of amortization of goodwill and intangible assets was $55.8 million for the fourth quarter 2000, or $0.13 per share, compared with a net loss excluding the impact of amortization of goodwill and intangible assets of $60.6 million, or $0.14 per share, for the third quarter 2000, and a net loss excluding the impact of amortization of goodwill and intangible assets of $48.2 million, or $0.14 per share, for the fourth quarter of 1999. Net loss for the quarter was $65.2 million, or $0.15 per share.

Revenues for the fiscal year ended December 31, 2000 increased 238 percent to $818.4 million compared to $242.1 million in the prior year. Exodus(R) reported an EBITDA profit for 2000 of $45.0 million compared to an EBITDA loss of $44.7 million for the prior year. Net loss for 2000 excluding the impact of amortization of goodwill and intangible assets was $221.5 million, or $0.54 per share, compared to a net loss excluding the impact of amortization of goodwill and intangible assets of $120.9 million, or $0.36 per share, for the prior year.

Enterprise customers currently represent 57 percent of Exodus' total revenues and bookings compared to 42 percent one year ago. Exodus' enterprise customers include British Airways; Hearst Interactive Media; Merrill Lynch & Company; Microsoft Corporation; Novell, Inc.; RR Donnelley & Sons; Sun Microsystems; and Virgin. Exodus also continues to see strong demand for its services from other existing customers including Adobe Systems Benelux BC; Arthur Andersen Corporate Tax Solutions; eBay, Inc.; Franklin Templeton Companies; George Lucas Educational Foundation; Lycos, Europe; and Yahoo!.

Throughout 2000, enterprise customers continued to expand their Web initiatives as a mechanism to lower costs and increase efficiencies. For example, during the first quarter of 2000 a division of General Electric chose Exodus as its complex web hosting provider. Three quarters later, Exodus now hosts over 30 additional business segments for General Electric.

During the fourth quarter, Exodus booked $274 million of new annualized recurring revenue from both new and existing customers. Assuming the backlog were installed today and combined with Exodus' current installed customer base, the annualized revenue run rate of recurring revenue would exceed $1.34 billion. Average annualized revenue per IDC customer increased to $329,000 in the fourth quarter compared to $299,000 in the third quarter, reflecting substantial growth from both new and existing customers.

In the fourth quarter, Exodus added a net of 245 Internet Data Center (IDC) customers, bringing the total to approximately 4,000 customers worldwide. New customers during the quarter included Janus Capital; Metropolitan Life Insurance Co.; Wall St. Journal.com's vertical Internet sites; Royal Caribbean Cruises, Ltd.; Computerworld, Inc.; W.R. Hambrecht & Co, LLC; IKON Office Solutions/Digital Express; Dominion Bond Rating Service; and FX Alliance LLC.

In order to alleviate supply constraints in key markets, Exodus opened seven IDCs, which represent 1.5 million gross square feet, in the fourth quarter. At the end of the year, Exodus had 30 IDCs worldwide, which represent 4.1 million gross square feet. With the recently completed acquisition of GlobalCenter, Exodus now has 5.1 million gross square feet in 40 IDCs worldwide.

Revenue from managed and professional services in the fourth quarter broke the $100 million mark, representing 38 percent of revenues, compared to 33 percent in the fourth quarter of 1999. This growth indicates that Exodus customers have increasingly utilized Exodus' help in architecting and launching their Internet operations, as well as monitoring, managing and scaling these operations. In the fourth quarter, Exodus further extended the range of its managed services including the areas of storage, content distribution, security, Managed Web Hosting and Web Application Management.

Exodus' professional services bookings increased 19 percent from third quarter 2000. In the fourth quarter, Exodus added numerous professional services customers including The Boeing Company; Societe Generale; Absolute Quality; and SilverCyber Tech Inc., which are not represented in Exodus' total IDC customer count.

Fourth Quarter Highlights
Additional operational and financial highlights for the fourth quarter are as follows:
  .  Revenue mix consisted of:
      42 percent hosting services
      38 percent managed and professional services
      20 percent Internet connectivity

  .  Gross margins were:
      32 percent of revenue or $90.9 million
      48 percent of revenue or $133.1 million, excluding depreciation and amortization

  .  The number of EBITDA positive IDCs increased from 18 to 20

  . Cash and marketable securities were $892 million at quarter end, including restricted cash.

  . Capital expenditures were $526 million and principally represented investments to build and expand IDCs.

   .  Days Sales Outstanding was 55 days.

During the fourth quarter, Exodus adopted SEC Staff Accounting Bulletin No. 101
- "Revenue Recognition in Financial Statements" ("SAB 101"). Recent guidance regarding SAB 101 requires companies to defer revenue and related cost of goods sold for certain revenues. Excluding the SAB 101 adjustment, fourth quarter revenue was $281.0 million, or a 22 percent increase over the third quarter 2000. Gross margin and EBITDA, excluding the impact of SAB 101, would each have been $1.0 million lower, and net loss $1.0 million higher. Revenues for the fiscal year 2000, without the SAB 101 deferral, would have been $824.3 million, or a 240 percent increase, compared to $242.1 million in the prior year. Gross margin and EBITDA, excluding the impact of SAB 101, would each have been $4.6 million higher and net loss $4.6 million lower. The cumulative impact of implementing SAB 101 for years prior to 2000 is recorded as a $8.4 million increase to the net loss in 2000.

About Exodus Communications
Exodus Communications is the leading provider of complex Internet hosting for enterprises with mission-critical Internet operations. The Company offers sophisticated system and network management solutions, along with professional services to provide optimal performance for customers' Web sites. Exodus manages its network infrastructure via a worldwide network of Internet Data Centers
(IDCs) located in North America, Europe and Asia Pacific. More information on Exodus can be found at http://www.exodus.net/.
                       ----------------------

Forward Looking Statements
This report contains forward-looking statements including projections about our business, within the meaning of Section 27A of the Securities Act of 1993 and
Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as "expect", "plan", "estimate", "anticipate", or "believe", are forward-looking statements. These statements are based on information available to us at the time of this report and are not guarantees of future performance. Actual results could differ materially from current expectations as a result of numerous factors, including: the operational challenges of developing, deploying and delivering Exodus' services; competition from existing and new competitors; the risk that customer orders or services may be delayed or cancelled as a result of economic uncertainties; challenges involved in opening new IDCs and delivering services when requested by our customers; unanticipated difficulties in integrating our operations with those of GlobalCenter; difficulties associated with international operations and expansion; the risk that enterprises may not increase their demand for our services; and potential impacts of any future mergers, acquisitions or business combinations. The matters discussed in this report also involve risks and uncertainties described from time to time in Exodus' filings with the SEC such as in its most recent Forms 10-Q, Forms 8-K, and Form 10-K. Exodus assumes no obligation to update any forward-looking information contained in this report.

Exodus, Exodus Communications and GlobalCenter are trademarks of Exodus Communications, Inc., or its subsidiaries and are registered in certain jurisdictions. All other trademarks mentioned in this document are the property of their respective owners.

                          EXODUS COMMUNICATIONS, INC.
                            CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)

                                                         Three Months Ended                 Twelve Months Ended
                                                    December 31,      December 31,      December 31,      December 31,
                                                        2000             1999             2000 (6)           1999
                                                    ------------      ------------      ------------      ------------
Revenues                                            $    280,388      $    101,386      $    818,446      $    242,140
Cost of revenues(1)                                      189,444            78,404           565,950           197,231
                                                    ------------      ------------      ------------      ------------
  Gross profit                                            90,944            22,982           252,496            44,909

Operating expenses:
 Marketing and sales                                      53,600            33,154           176,914            75,809
 General and administrative                               54,658            17,754           152,156            42,951
 Product development                                       3,057             3,059            13,629             8,869
 Amortization of goodwill and intangibles                  9,384             4,764            34,797             9,438
 Acquisition-related charges                                   -             4,135                 -             5,058
                                                    ------------      ------------      ------------      ------------
  Total operating expenses(2)                            120,699            62,866           377,496           142,125
                                                    ------------      ------------      ------------      ------------
Operating loss                                           (29,755)          (39,884)         (125,000)          (97,216)

Interest and other income (expense):
  Interest and other income                               23,476             5,238            71,047            15,928
  Interest and other expense                             (58,153)          (18,301)         (193,283)          (49,035)
                                                    ------------      ------------      ------------      ------------
     Total interest and other expense, net               (34,677)          (13,063)         (122,236)          (33,107)

Net loss before cummulative effect of SAB 101            (64,432)          (52,947)         (247,236)         (130,323)
   and income for expense
Provision for income taxes                                  (750)                -              (750)                -

Cummulative effect of SAB 101(3)                               -                 -            (8,352)                -
                                                    ------------      ------------      ------------      ------------
Net loss                                            $    (65,182)     $    (52,947)     $   (256,338)     $   (130,323)
                                                    ============      ============      ============      ============
Basic and diluted net loss per share(4)             $      (0.15)     $      (0.15)     $      (0.63)     $      (0.39)
                                                    ============      ============      ============      ============
Shares used in computing basic and
diluted net loss per share                               427,125           347,346           405,704           335,848
                                                    ============      ============      ============      ============
EBITDA (5)                                          $     26,507      $     16,744      $     44,990      $    (44,738)
                                                    ============      ============      ============      ============
Net loss before amortization of goodwill and
  intangible assets                                 $    (55,798)     $    (48,183)     $   (221,541)     $  (120,885)
                                                    ============      ============      ============      ============

(1) Cost of revenues includes depreciation and amortization of $42.2 million and $15.5 million for the three-months ended December 31, 2000 and 1999, respectively, and $127.9 million and $36.5 million for the twelve-months ended December 31, 2000 and 1999, respectively.

(2) Total operating expenses include depreciation and amortization of $14.1 million and $7.6 million for the three-months ended December 31, 2000 and 1999, respectively, and $42.1 million and $15.8 million for the twelve-months ended December 31, 2000 and 1999, respectively.

(3) Represents the cummulative net income effect of implementing SAB 101 as of January 1, 2000.

(4) Basic and diluted net loss per share before amortization of goodwill and intangible assets for the three-months ended December 31, 2000 was $0.13.

(5) Earnings before net interest expense, income taxes, depreciation, amortization (including amortization of deferred stock compensation) and other noncash charges (including fixed asset write-offs and realized gains on equity investments).

(6) The impact of SAB 101 on the 3 quarters ended September 30, 2000 has been retroactively reflected in the statement of operations for the twelve months ended December 31, 2000.

                          EXODUS COMMUNICATIONS, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                                  December 31,   December 31,
                                                     2000           1999
                                                  ------------   ------------
Assets

Current assets:
 Cash and cash equivalents                        $    805,036   $  1,015,960
 Accounts receivable, net                              175,645         61,916
 Prepaid expenses and other current assets              65,152         16,121
                                                  ------------   ------------
   Total current assets                              1,045,833      1,093,997

Property and equipment, net                          1,760,701        368,239
Restricted cash equivalents and investments             87,383         35,390
Goodwill and other intangible assets                   181,284        156,002
Other assets                                           819,157         89,262
                                                  ------------   ------------
                                                  $  3,894,358   $  1,742,890
                                                  ============   ============

Liabilities and Stockholders' Equity

Current liabilities:
 Current portion of equipment loans and line of   $      7,240   $      6,897
  credit facilities
 Current portion of capital lease obligations           48,250         17,162
 Accounts payable                                      395,180         60,203
 Accrued expenses                                       84,954         38,318
 Accrued interest payable                               99,578         23,829
                                                  ------------   ------------
   Total current liabilities                           635,202        146,409

Equipment loans and line of credit facilities,
 less current portion                                  216,618          8,353
Capital lease obligations, less current portion         64,953         40,343
Convertible subordinated notes                         552,834        749,800
Senior notes                                         1,951,208        776,231
Other non-current liabilities                            9,634          4,139
                                                  ------------   ------------
   Total liabilities                                 3,430,449      1,725,275
                                                  ------------   ------------

Stockholders' equity:
 Common Stock                                              429            356
 Additional paid-in capital                            938,148        247,805
 Deferred stock compensation                            (1,006)        (2,894)
 Accumulated deficit                                  (484,554)      (228,216)
 Accumulated other comprehensive income                 10,892            564
                                                  ------------   ------------
   Total stockholders' equity                          463,909         17,615
                                                  ------------   ------------
                                                  $  3,894,358   $  1,742,890
                                                  ============   ============